THIS DEBENTURE, AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE (COLLECTIVELY, THE "SECURITIES"), HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE OFFERED OR SOLD UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT OR SOLD PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN SUCH CASE THE COMPANY WILL BE PROVIDED WITH AN OPINION OF COUNSEL AND OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE. FURTHER HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE MADE EXCEPT IN COMPLIANCE WITH THE ACT.

                             COMPENSATION DEBENTURE

                              ATC HEALTHCARE, INC.

                            5% CONVERTIBLE DEBENTURE

                               DUE APRIL 19, 2007

No.  ___                                                                $140,000

      This Secured Debenture is issued by ATC HEALTHCARE, INC., a Delaware corporation (the "Company"), to CORNELL CAPITAL PARTNERS, LP (together with its permitted successors and assigns, the "Holder") pursuant to exemptions from registration under the Securities Act of 1933, as amended.

                                   ARTICLE I.

      SECTION 1.01 PRINCIPAL AND INTEREST. For value received, on April 19, 2004, the Company hereby promises to pay to the order of the Holder in lawful money of the United States of America and in immediately available funds the principal sum of One Hundred Forty Thousand Dollars (US $140,000), together with interest on the unpaid principal of this Debenture at the rate of five percent (5%) per year (computed on the basis of a 365-day year and the actual days elapsed) from the date of this Debenture until the first (1st) anniversary thereof and at zero percent (0%) until paid. At the Company's option, the entire principal amount and all accrued interest shall be either (a) paid to the Holder on the third (3rd) year anniversary from the date hereof or (b) converted in accordance with Section 1.02 herein, provided, however, that in no event shall the Holder be entitled to convert this Debenture for a number of shares of Common Stock in excess of that number of shares of Common Stock which, upon giving effect to such conversion, would cause the aggregate number of shares of

Common Stock beneficially owned by the Holder and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such conversion.

      SECTION 1.02 OPTIONAL CONVERSION. The Holder is entitled, at its option, to convert, every thirty (30) calendar days after the day hereof up to a total principal amount of and/or accrued but unpaid interest of Fifty Thousand Dollars ($50,000), until the outstanding principal amount of this Debenture, plus accrued but unpaid interest is paid in fill, into shares (the "Conversion Shares") of the Company's Class A common stock, $.01 par value per share ("Common Stock"), at the price per share (the "Conversion Price") equal to one hundred percent (100%) of the lowest Closing Bid Price of the Common Stock for the three (3) trading days immediately preceding the Conversion Date (as defined herein). As used herein, "Principal Market" shall mean the American Stock Exchange. If the Common Stock is not traded on a Principal Market, the Closing Bid Price shall mean, the reported Closing Bid Price for the Common Stock, as furnished by the National Association of Securities Dealers, Inc., for the applicable periods. No fraction of shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. To convert this Debenture in whole or part, the Holder shall deliver written notice thereof, substantially in the form of Exhibit "A" to this Debenture, with appropriate insertions (the "Conversion Notice"), to the Company at its address as set forth herein. The date upon which the conversion shall be effective (the "Conversion Date") shall be deemed to be the date set forth in the Conversion Notice, which shall be no earlier than the date the notice is delivered to the Company.

      SECTION 1.03 RIGHT OF REDEMPTION. The Company at its option shall have the right to redeem for cash, with thirty (30) calendar days advance written notice (the "Redemption Notice"), a portion of or all of the outstanding principal amount of this Debenture. The redemption price shall be equal to one hundred twenty percent (120%) multiplied by the portion of the principal sum being redeemed, plus any accrued and unpaid interest. Once the Holder has received a Redemption Notice, the Investor can not exercise a conversion of this Debenture with respect to the principal amount outlined in a Redemption Notice. Notwithstanding the foregoing in the event the Company has not paid to the Investor the redemption price within thirty (30) calendar days from the date of delivery of a Redemption Notice to the Investor the Investor shall be entitled to exercise a conversion of this Debenture with respect to the principal amount outlined in a Redemption Notice without limitation.

      SECTION 1.04 RESERVATION OF COMMON STOCK. The Company shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Debenture, such number of shares of Common Stock as shall from time to time be sufficient to effect such conversion, based upon the last Conversion Price. If at any time the Company does not have a sufficient number of Conversion Shares authorized and available, then the Company shall call and hold a special meeting of its stockholders within sixty (60) days of that time for the sole purpose of increasing the number of authorized shares of Common Stock. Management shall recommend to the stockholders of the Company to vote in favor of increasing the number of authorized shares of Common Stock. Management shall also vote all of its shares of Common Stock in favor of increasing the number of authorized shares of Common Stock.

      SECTION 1.05 REGISTRATION RIGHTS. The Company is obligated to register the resale of the Conversion Shares under the Securities Act of 1933, as amended, pursuant to the terms of a Registration Rights Agreement, between the Company and the Holder of even date herewith (the "Investor Registration Rights Agreement").

      SECTION 1.06 INTEREST PAYMENTS. The interest payable hereunder will be paid at the time of maturity or conversion to the person in whose name this Debenture is registered. At the time such interest is payable, the Holder, in its sole discretion, may elect to receive the interest in cash (via wire transfer or certified funds) or in the form of shares of Common Stock. Such election shall be made in writing to the Company ad must be received at least four (4) trading days before the payment is due. In the event of default, as described in Article III Section 3.01 hereunder, the Holder may elect that the interest be paid in cash (via wire transfer or certified funds) or in the form of Common Stock. If paid in the form of shares of Common Stock, the number of shares of Common Stock to be issued will be calculated as follows: the price of the shares of stock shall be the Closing Bid Price on: (i) the third (3rd) trading day prior to the date the interest payment is due; or (ii) if the interest payment is not made when due, the third (3rd) trading day before the date the interest payment is made. A number of shares of Common Stock with a value equal to the amount of interest due shall be issued as set forth in this section. No fractional shares will be issued; therefore, in the event that the value of the Common Stock per share does not equal the total interest due, the Company will pay the balance in cash.

      SECTION 1.07 PAYING AGENT AND REGISTRAR. Initially, the Company will act as paying agent and registrar. The Company may change any paying agent, registrar, or Company-registrar by giving the Holder not less than ten (10) business days' written notice of its election to do so, specifying the name, address, telephone number and facsimile number of the paying agent or registrar. The Company may act in any such capacity.

                                  ARTICLE II.

      SECTION 2.01 AMENDMENTS AND WAIVER OF DEFAULT. The Debenture may not be amended without the written consent of the Holder. Notwithstanding the above, without the consent of the Holder, the Debenture may be amended to cure any ambiguity, defect or inconsistency, to provide for assumption of the Company's obligations to the Holder or to make any change that does not adversely affect the rights of the Holder.

                                  ARTICLE III.

      SECTION 3.01 EVENTS OF DEFAULT. An Event of Default is defined as follows:
(a) failure by the Company to pay amounts due hereunder within fifteen (15) days of the date of maturity of this Debenture; (b) failure by the Company to comply with the terms of the Irrevocable Transfer Agent Instructions attached to the Standby Equity Distribution Agreement of even date herewith entered into between the Company and the Holder (the "Standby Equity Distribution Agreement"); (c) failure by the Company's transfer agent to issue shares of Common Stock to the Holder within five (5) days of the receipt by the Company of the attached Notice of Conversion from Holder; (d) failure by the Company for ten (10) days after notice to it to comply with any of its other obligations under this Debenture;
(e) the occurrence of an event of bankruptcy or insolvency, which is not cured within 30 days of its occurrence; (f) a breach by the Company of its obligations under the Standby Equity Distribution Agreement or the Registration Rights Agreement which is not cured by the Company within ten (10) days after receipt of written notice thereof. Upon the occurrence of an Event of Default, the Holder may, in its sole discretion, accelerate full repayment of the outstanding principal amount of the Debentures and all accrued but unpaid interest thereon or may, notwithstanding any limitations contained in this Debenture and/or the Standby Equity Distribution Agreement, convert the outstanding principal amount of the Debentures and all accrued but unpaid interest thereon into shares of Common Stock by following the procedures set forth in Section 1.02 herein. The Company acknowledges that failure to honor a Notice of Conversion issued in such a situation would cause irreparable harm to the Holder.

                                  ARTICLE IV.

      SECTION 4.01 RE-ISSUANCE OF DEBENTURE. When the Holder elects to convert a part of the Debenture, then the Company shall reissue a new Debenture in the same form as this Debenture to reflect the new principal amount upon the surrender to it of the old Debenture.

      SECTION 4.02 TERMINATION OF CONVERSION RIGHTS. The Holder's right to convert the Debenture into shares of Common Stock in accordance with paragraph
4.01 shall terminate on the date that is the third (3rd) year anniversary from the date hereof and this Debenture shall be automatically converted on that date in accordance with the formula set forth in Section 4.01 hereof, and the appropriate shares of Common Stock and amount of interest shall be delivered to the Holder.

                                   ARTICLE V.

      SECTION 5.01 ANTI-DILUTION. In the event that the Company shall at any time subdivide the outstanding shares of Common Stock, or shall issue a stock dividend on the outstanding Common Stock, the Conversion Price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision, dividend or combination as the case may be.

                                  ARTICLE VI.

      SECTION 6.01 NOTICE. Notices regarding this Debenture shall be sent to the parties at the following addresses, unless a party notifies the other parties, in writing, of a change of address:

If to the Company, to:                 ATC Healthcare, Inc.
                                       1983 Marcus Avenue
                                       Lake Success, NY 11042
                                       Attention:        Andrew Reiben
                                       Telephone:        (516) 750-1600
                                       Facsimile:        (516) 750-1754

With a copy to:                        DKW Law Group, LLC
                                       US Steel Tower - 58th Floor
                                       600 Grant Street
                                       Pittsburg, PA 15219
                                       Attention:        David Hirsch, Esq.
                                       Telephone:        (412) 355-2960
                                       Facsimile:        (412) 355-2609

If to the Holder:                      Cornell Capital Partners, LP
                                       101 Hudson Street, Suite 3606
                                       Jersey City, New Jersey 07302
                                       Telephone:        (201) 985-8300
                                       Facsimile:        (201) 985-8266

With a copy to:                        Butler Gonzalez LLP
                                       1416 Morris Avenue - Suite 207
                                       Union, New Jersey 07083
                                       Attention:        David Gonzalez, Esq.
                                       Telephone:        (908) 810-8588
                                       Facsimile:        (908) 810-0973

      SECTION 6.02 GOVERNING LAW. This Debenture shall be deemed to be made under and shall be construed in accordance with the laws of the State of Delaware without giving effect to the principals of conflict of laws thereof. Each of the parties consents to the jurisdiction of the U.S. District Court sitting in the District of the State of New Jersey or the state courts of the State of New Jersey sitting in Hudson County, New Jersey in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.

      SECTION 6.03 SEVERABILITY. The invalidity of any of the provisions of this Debenture shall not invalidate or otherwise affect any of the other provisions of this Debenture, which shall remain in full force and effect.

      SECTION 6.04 ENTIRE AGREEMENT AND AMENDMENTS. This Debenture represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein. This Debenture may be amended only by an instrument in writing executed by the parties hereto.

      IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company as executed this Debenture as of the date first written above.

                                                ATC HEALTHCARE, INC.

                                                By: /s/ Andrew Reiben
                                                    ----------------------------
                                                Name: Andrew Reiben
                                                Title: Chief Financial Officer

                                   EXHIBIT "A"

                              NOTICE OF CONVERSION

           (TO BE EXECUTED BY THE HOLDER IN ORDER TO CONVERT THE NOTE)

TO:

      The undersigned hereby irrevocably elects to convert $ of the principal amount of the above Debenture into Shares of Class A Common Stock of ATC Healthcare, Inc. in accordance with the provisions therein.



CONVERSION DATE:
                                             -----------------------------------
APPLICABLE CONVERSION PRICE:
                                             -----------------------------------
AMOUNT TO BE CONVERTED:                     $
                                             -----------------------------------
AMOUNT OF DEBENTURE UNCONVERTED:            $
                                             -----------------------------------
CONVERSION PRICE PER SHARE:                 $
                                             -----------------------------------
NUMBER OF SHARES OF COMMON
STOCK TO BE ISSUED:
                                             -----------------------------------
PLEASE ISSUE THE SHARES OF
COMMON STOCK IN THE FOLLOWING
NAME AND TO THE FOLLOWING ADDRESS:
                                             -----------------------------------
ISSUE TO:
                                             -----------------------------------
ADDRESS:
                                             -----------------------------------
AUTHORIZED SIGNATURE:
                                             -----------------------------------
NAME:
                                             -----------------------------------
TITLE:
                                             -----------------------------------
PHONE NUMBER:
                                             -----------------------------------
BROKER DTC PARTICIPANT CODE:
                                             -----------------------------------
ACCOUNT NUMBER:
                                             -----------------------------------


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